NEWS RELEASE
February 20, 2014                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                             (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended December 31, 2013. Net revenue was approximately $111.6 million, an increase of 5.4% from the same period in 2012.  Station operating income1 was approximately $39.1 million, an increase of 9.9% from the same period in 2012. The Company reported operating income of approximately $17.4 million compared to operating income of approximately $14.6 million for the same period in 2012. Net loss was approximately $16.4 million or $0.35 per share compared to net loss of $17.2 million or $0.34 per share, for the same period in 2012.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our core radio business remains very robust: excluding political advertising, revenue for our combined radio and Reach Media segments increased approximately 5.0% over Q4 2012. Consolidated net revenue excluding political increased 10.6% over Q4 2012. I was pleased that once again we delivered a double digit increase in Consolidated Adjusted EBITDA2, which increased 10% year over year, and that our Interactive division achieved profitability on an Adjusted EBITDA basis for both the fourth quarter and the full year.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
		(as adjusted)3		(as adjusted)3
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$111,595	$105,885	$448,700	$424,573
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	37,372	39,394	138,021	135,974
Selling, general and administrative, excluding stock-based compensation	35,074	30,881	145,218	137,776
Corporate selling, general and administrative, excluding stock-based compensation	12,445	11,350	39,552	40,353
Stock-based compensation	46	44	191	171
Depreciation and amortization	9,270	9,615	37,870	38,777
Impairment of long-lived assets	-	-	14,880	313
Total operating expenses	94,207	91,284	375,732	353,364
Operating income	17,388	14,601	72,968	71,209
INTEREST INCOME	80	93	245	248
INTEREST EXPENSE	22,386	22,213	89,196	90,797
OTHER (INCOME) EXPENSE, net	(208)	73	(307)	1,357
Loss before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(4,710)	(7,592)	(15,676)	(20,697)
PROVISION FOR INCOME TAXES	8,921	7,421	28,719	33,235
Net loss from continuing operations	(13,631)	(15,013)	(44,395)	(53,932)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(8)	(128)	885	(184)
CONSOLIDATED NET LOSS	(13,639)	(15,141)	(43,510)	(54,116)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,801	2,086	18,471	12,749
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,440)	$(17,227)	$(61,981)	$(66,865)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(16,432)	$(17,099)	$(62,866)	$(66,681)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(8)	(128)	885	(184)
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,440)	$(17,227)	$(61,981)	$(66,865)

Weighted average shares outstanding - basic4	47,441,175	50,042,751	48,370,195	50,015,252
Weighted average shares outstanding - diluted5	47,441,175	50,042,751	48,370,195	50,015,252

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PAGE 3 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
		(as adjusted)3		(as adjusted)3
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Net loss from continuing operations (basic)	$(0.35)	$(0.34)	$(1.30)	$(1.33)
(Loss) income from discontinued operations, net of tax (basic)	(0.00)	(0.00)	0.02	(0.00)
Consolidated net loss attributable to common stockholders (basic)	$(0.35)	$(0.34)	$(1.28)	$(1.34	) *

Net loss from continuing operations (diluted)	$(0.35)	$(0.34)	$(1.30)	$(1.33)
(Loss) income from discontinued operations, net of tax (diluted)	(0.00)	(0.00)	0.02	(0.00)
Consolidated net loss attributable to common stockholders (diluted)	$(0.35)	$(0.34)	$(1.28)	$(1.34	) *

SELECTED OTHER DATA
Station operating income 1	$39,149	$35,610	$165,461	$150,823
Station operating income margin (% of net revenue)	35.1%	33.6%	36.9%	35.5%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(16,440)	$(17,227)	$(61,981)	$(66,865)
Add back non-station operating income items included in consolidated net loss:
Interest income	(80)	(93)	(245)	(248)
Interest expense	22,386	22,213	89,196	90,797
Provision for income taxes	8,921	7,421	28,719	33,235
Corporate selling, general and administrative expenses	12,445	11,350	39,552	40,353
Stock-based compensation	46	44	191	171
Other (income) expense, net	(208)	73	(307)	1,357
Depreciation and amortization	9,270	9,615	37,870	38,777
Noncontrolling interest in income of subsidiaries	2,801	2,086	18,471	12,749
Impairment of long-lived assets	-	-	14,880	313
Loss (income) from discontinued operations, net of tax	8	128	(885)	184
Station operating income	$39,149	$35,610	$165,461	$150,823

Adjusted EBITDA2	$26,704	$24,260	$125,909	$110,470

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(16,440)	$(17,227)	$(61,981)	$(66,865)
Interest income	(80)	(93)	(245)	(248)
Interest expense	22,386	22,213	89,196	90,797
Provision for income taxes	8,921	7,421	28,719	33,235
Depreciation and amortization	9,270	9,615	37,870	38,777
EBITDA	$24,057	$21,929	$93,559	$95,696
Stock-based compensation	46	44	191	171
Other (income) expense, net	(208)	73	(307)	1,357
Noncontrolling interest in income of subsidiaries	2,801	2,086	18,471	12,749
Impairment of long-lived assets	-	-	14,880	313
Loss (income) from discontinued operations, net of tax	8	128	(885)	184
Adjusted EBITDA	$26,704	$24,260	$125,909	$110,470

* Per share amounts do not add due to rounding

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PAGE 4 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2013	December 31, 2012
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$56,676	$57,255
Intangible assets, net	1,147,017	1,202,562
Total assets	1,414,355	1,460,195
Total debt (including current portion)	815,635	818,718
Total liabilities	1,117,381	1,092,844
Total equity	284,975	354,498
Redeemable noncontrolling interest	11,999	12,853
Noncontrolling interest	207,026	210,698

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $3.9 million (subject to variable rates) (a)	$369,601	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,034	12.50%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread currently at 7.50% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue increased to approximately $111.6 million for the quarter ended December 31, 2013, from approximately $105.9 million for the same period in 2012, an increase of 5.4%. Net revenue from the radio business, including Reach Media, decreased 2.2% for the quarter ended December 31, 2013, compared to the same period in 2012 due to tough political comparatives. Excluding political, revenue for our combined radio and Reach Media segments, increased 5.0% for the fourth quarter compared to the same quarter 2012 to approximately $66.4 million from approximately $63.2 million. Excluding political, consolidated net revenue increased 10.6% for the fourth quarter compared to the same quarter 2012 to approximately $111.0 million from approximately $100.4 million. We recognized approximately $38.0 million of revenue from our cable television segment during the three months ended December 31, 2013, compared to approximately $33.5 million for the same period in 2012, the increase due primarily from an increase in advertising sales. Finally, net revenues for our internet business increased 54.6% for the three months ended December 31, 2013, compared to the same period in 2012 due to growth in advertising and studio services, where Interactive One provides services to other publishers.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $84.9 million for the quarter ended December 31, 2013, up 4.0% from the approximately $81.6 million incurred for the comparable quarter in 2012. TV One incurred higher selling, general and administrative expenses related to higher marketing and promotional expenses to advertise and promote various TV One shows in addition to a higher intercompany management fee paid to Radio One. During the fourth quarter of 2012, there were no new shows to promote. This increase in expense was partially offset by a decrease in programming and technical expenses, primarily related to lower content amortization incurred by TV One for the quarter ended December 31, 2013 compared to the same period in 2012. The decrease in TV One content amortization is a result of accelerated amortization of programming content that was recorded in the prior period.

Depreciation and amortization expense decreased to approximately $9.3 million compared to approximately $9.6 million for the quarters ended December 31, 2013 and 2012, respectively, a decrease of 3.6%. The decrease was due to the completion of depreciation and amortization for certain assets.

Interest expense increased marginally to approximately $22.4 million for the quarter ended December 31, 2013, compared to approximately $22.2 million for the same period in 2012. The Company made cash interest payments of approximately $21.0 million for the quarter ended December 31, 2013 compared to cash interest payments of approximately $21.3 million for the quarter ended December 31, 2012.

The provision for income taxes for the quarter ended December 31, 2013 was approximately $8.9 million compared to approximately $7.4 million for the comparable period in 2012, primarily attributable to the recognition of deferred tax expense associated with indefinite-lived intangible assets. Because our income tax expense does not have a correlation to our pre-tax earnings, changes in those earnings can have a significant impact on the income tax expense we recognize. As a result, we believe the actual effective tax rate best represents the estimated effective rate for the three month periods ended December 31, 2013 and 2012. The Company paid $53,000 and $187,000 in taxes for the quarters ended December 31, 2013 and 2012, respectively.

The increase in noncontrolling interests in income of subsidiaries is due primarily to greater net income generated by TV One and Reach Media during the three months ended December 31, 2013, compared to the 2012 period.

Other pertinent financial information includes capital expenditures of approximately $2.0 million and $2.9 million for the quarters ended December 31, 2013 and 2012, respectively.  The Company received dividends in the amount of approximately $4.1 million for the quarter ended December 31, 2013, and approximately $22.6 million for the year ended December 31, 2013. The Company did not receive dividends for the quarter ended December 31, 2012, and received approximately $8.1 million in dividends for the year ended December 31, 2012. As of December 31, 2013, the Company had total debt (net of cash balances) of approximately $759.0 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $27.6 million; Reach Media, approximately $5.9 million; and Cable Television, approximately $23.2 million. In addition to cash and cash equivalents, the Cable Television segment also has short-term investments of approximately $2.3 million and long-term investments of $170,000. There were no stock repurchases made during the quarter ended December 31, 2013. During the year ended December 31, 2013, the Company repurchased 2,630,574 shares of Class D common stock in the amount of $5,397,734 and 32,669 shares of Class A common stock in the amount of $70,986. There were no stock repurchases made during the quarter or year ended December 31, 2012.

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PAGE 6 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Other Matters

As previously announced, the Company closed a private offering of $335.0 million aggregate principal amount of 9.25% senior subordinated notes due 2020 (the “Notes”) on February 10, 2014.  The Notes were offered at an original issue price of 100.00% plus accrued interest from February 10, 2014.  The Notes will mature on February 15, 2020.  Interest on the Notes accrues at the rate of 9.25% per annum and is payable semiannually in arrears on February 15 and August 15, commencing on August 15, 2014.   The Notes are guaranteed by certain of the Company’s existing and future domestic subsidiaries and any other subsidiaries that guarantee the existing senior credit facility or any of the Issuer's other syndicated bank indebtedness or capital markets securities.

The Company is using the net proceeds from the offering to repurchase or otherwise redeem all of the amounts currently outstanding under its 12.5%/15.0% Senior Subordinated Notes due 2016 (the “2016 Notes”) and to pay the related accrued interest, premiums, fees and expenses associated therewith.

The Notes and the related guarantees were offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Finally, as also previously announced, on February 10, 2014 (the “Early Settlement Date”), the Company closed upon early settlement of its cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 2016 Notes. The Tender Offer included a concurrent consent solicitation (the “Consent Solicitation”) soliciting consents from holders of the 2016 Notes to certain amendments to the Indenture, dated as of November 24, 2010, by and among the Company, the guarantors party thereto, and Wilmington Trust Company, as trustee (the “Trustee”), pursuant to which the 2016 Notes were issued (as amended and supplemented, the “Indenture”) and related provisions of the 2016 Notes, that eliminated substantially all of the restrictive covenants and certain events of default.

As reported by D.F. King & Co., Inc., the tender agent and information agent, as of February 10, 2014, tenders and corresponding consents were delivered with respect to $207,151,189 aggregate principal amount of the 2016 Notes, which 2016 Notes had been validly tendered and not validly withdrawn as of 5:00 p.m., New York City time on February 7, 2014 (the “Early Tender Time”).  As a result, the requisite consents were obtained with respect to all of the Indenture amendments.

In conjunction with receiving the requisite consents, the Company, the guarantors party thereto, and the Trustee executed a third supplemental indenture with respect to the Indenture (the “Third Supplemental Indenture”) effecting the amendments to eliminate substantially all of the restrictive covenants and certain events of default. The Third Supplemental Indenture became operative upon acceptance of the 2016 Notes for purchase by the Company on the Early Settlement Date pursuant to the terms and conditions described in the Offer Documents (as defined below).

As previously announced, the Tender Offer will expire at 11:59 p.m. New York City time on February 24, 2014, unless the Tender Offer is extended or earlier terminated (the “Expiration Time”). Under the terms of the Tender Offer, holders of the 2016 Notes who validly tender and do not validly withdraw their 2016 Notes and consents after the Early Tender Time but prior to the Expiration Time will receive an amount equal to $977.50 per $1,000.00 in principal amount of Notes validly tendered. Holders whose 2016 Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the Notes to, but not including, the applicable settlement date. Holders may not tender their 2016 Notes in the Tender Offer without delivering their consents under the Consent Solicitation, and holders may not deliver their consents under the Consent Solicitation without tendering their 2016 Notes pursuant to the Tender Offer.

Any 2016 Notes not tendered and purchased pursuant to the Tender Offer will remain outstanding until redeemed as described below and the holders thereof will be bound by the amendments contained in the Third Supplemental Indenture eliminating substantially all restrictive covenants, certain events of default and certain related provisions contained in the Indenture even though they have not consented to the amendments.

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PAGE 7 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Immediately following the Early Settlement Date, $119,883,421 aggregate principal amount of 2016 Notes remained outstanding. The Company has given the required notice under the Indenture to redeem any 2016 Notes that remain outstanding at a redemption price equal to $1,000.00 for each $1,000 principal amount of 2016 Notes in accordance with the Indenture.

Nothing in this press release constitutes a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The complete terms and conditions of the Tender Offer and Consent Solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement dated January 27, 2014 and the related Consent and Letter of Transmittal (the “Offer Documents”) that were sent to holders of the 2016 Notes. In any jurisdiction where the laws require the Tender Offer and Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed made on behalf of the Company by Credit Suisse Securities (USA) LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

The Company’s obligation to accept for purchase and to pay for 2016 Notes validly tendered and not validly withdrawn and consents validly delivered, and not validly revoked, pursuant to the Tender Offer and Consent Solicitation, was subject to and conditioned upon the satisfaction of or, where applicable, the Company’s waiver of, certain conditions, including a financing condition. As of February 10, 2014, those conditions had been satisfied and the 2016 Notes validly tendered and not validly withdrawn as of the Early Tender Time were accepted for purchase by the Company.

Credit Suisse Securities (USA) LLC acted as dealer manager and solicitation agent for the Tender Offer and Consent Solicitation. D.F. King & Co., Inc. continues to act as the tender agent and information agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or at (212) 325-2476 (collect). Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for bankers and brokers) or (888) 628-9011 (for all others).

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PAGE 8 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2013 and 2012, are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

Effective January 1, 2013, the Radio Broadcasting segment contributed the assets and operations of its Syndication One urban programming line-up to the Reach Media segment. We consolidated our syndication operations within Reach Media to leverage that platform to create the leading syndicated radio network targeted to the African-American audience.  In connection with the consolidation, we shifted our syndicated programming sales to an internal sales force operating out of Reach Media.  Segment data for the three months and year ended December 31, 2012, has been reclassified to conform to the current period presentation.

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PAGE 9 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$111,595	$54,646	$12,313	$8,027	$37,966	$(1,357)
OPERATING EXPENSES:
Programming and technical	37,372	10,698	8,212	2,058	18,091	(1,687)
Selling, general and administrative	35,074	20,633	1,468	5,673	8,841	(1,541)
Corporate selling, general and administrative	12,445	-	1,006	-	2,485	8,954
Stock-based compensation	46	5	-	-	-	41
Depreciation and amortization	9,270	1,350	292	588	6,552	488
Total operating expenses	94,207	32,686	10,978	8,319	35,969	6,255
Operating income (loss)	17,388	21,960	1,335	(292)	1,997	(7,612)
INTEREST INCOME	80	-	-	-	34	46
INTEREST EXPENSE	22,386	356	-	-	3,039	18,991
OTHER INCOME, net	(208)	(18)	-	-	-	(190)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(4,710)	21,622	1,335	(292)	(1,008)	(26,367)
PROVISION FOR INCOME TAXES	8,921	8,502	419	-	-	-
Net (loss) income from continuing operations	(13,631)	13,120	916	(292)	(1,008)	(26,367)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(8)	14	-	(22)	-	-
CONSOLIDATED NET (LOSS) INCOME	(13,639)	13,134	916	(314)	(1,008)	(26,367)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,801	-	-	-	-	2,801
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,440)	$13,134	$916	$(314)	$(1,008)	$(29,168)

Adjusted EBITDA2	$26,704	$23,315	$1,627	$296	$8,549	$(7,083)

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PAGE 10 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2012
	(in thousands, unaudited, as adjusted)3

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$105,885	$57,341	$11,115	$5,193	$33,455	$(1,219)
OPERATING EXPENSES:
Programming and technical	39,394	10,771	7,685	1,452	20,826	(1,340)
Selling, general and administrative	30,881	21,665	2,092	4,478	2,814	(168)
Corporate selling, general and administrative	11,350	-	2,024	-	1,829	7,497
Stock-based compensation	44	15	-	-	-	29
Depreciation and amortization	9,615	1,534	322	778	6,645	336
Total operating expenses	91,284	33,985	12,123	6,708	32,114	6,354
Operating income (loss)	14,601	23,356	(1,008)	(1,515)	1,341	(7,573)
INTEREST INCOME	93	-	1	-	57	35
INTEREST EXPENSE	22,213	317	-	-	3,039	18,857
OTHER EXPENSE (INCOME), net	73	(5)	-	-	-	78
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(7,592)	23,044	(1,007)	(1,515)	(1,641)	(26,473)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	7,421	7,739	(318)	-	-	-
Net (loss) income from continuing operations	(15,013)	15,305	(689)	(1,515)	(1,641)	(26,473)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(128)	(128)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(15,141)	15,177	(689)	(1,515)	(1,641)	(26,473)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,086	-	-	-	-	2,086
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,227)	$15,177	$(689)	$(1,515)	$(1,641)	$(28,559)

Adjusted EBITDA2	$24,260	$24,905	$(686)	$(737)	$7,986	$(7,208)

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PAGE 11 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$448,700	$222,544	$56,741	$25,639	$149,472	$(5,696)
OPERATING EXPENSES:
Programming and technical	138,021	43,388	31,215	8,201	60,965	(5,748)
Selling, general and administrative	145,218	84,570	15,230	17,118	30,768	(2,468)
Corporate selling, general and administrative	39,552	-	4,388	-	8,384	26,780
Stock-based compensation	191	43	-	-	-	148
Depreciation and amortization	37,870	6,071	1,242	2,490	26,324	1,743
Impairment of long-lived assets	14,880	14,880	-	-	-	-
Total operating expenses	375,732	148,952	52,075	27,809	126,441	20,455
Operating income (loss)	72,968	73,592	4,666	(2,170)	23,031	(26,151)
INTEREST INCOME	245	-	-	-	79	166
INTEREST EXPENSE	89,196	1,244	-	-	12,156	75,796
OTHER INCOME, net	(307)	(29)	-	-	-	(278)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(15,676)	72,377	4,666	(2,170)	10,954	(101,503)
PROVISION FOR INCOME TAXES	28,719	26,800	1,919	-	-	-
Net (loss) income from continuing operations	(44,395)	45,577	2,747	(2,170)	10,954	(101,503)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	885	907	-	(22)	-	-
CONSOLIDATED NET (LOSS) INCOME	(43,510)	46,484	2,747	(2,192)	10,954	(101,503)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	18,471	-	-	-	-	18,471
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(61,981)	$46,484	$2,747	$(2,192)	$10,954	$(119,974)

Adjusted EBITDA2	$125,909	$94,586	$5,908	$320	$49,355	$(24,260)

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PAGE 12 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2012
	(in thousands, unaudited, as adjusted)3

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$424,573	$223,404	$55,154	$19,852	$131,178	$(5,015)
OPERATING EXPENSES:
Programming and technical	135,974	43,733	30,990	7,636	58,094	(4,479)
Selling, general and administrative	137,776	86,043	14,928	13,543	24,768	(1,506)
Corporate selling, general and administrative	40,353	-	8,250	-	8,499	23,604
Stock-based compensation	171	67	-	-	-	104
Depreciation and amortization	38,777	6,308	1,302	3,210	26,864	1,093
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	353,364	136,464	55,470	24,389	118,225	18,816
Operating income (loss)	71,209	86,940	(316)	(4,537)	12,953	(23,831)
INTEREST INCOME	248	-	5	-	106	137
INTEREST EXPENSE	90,797	853	-	-	12,156	77,788
OTHER EXPENSE (INCOME), net	1,357	(15)	-	-	605	767
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(20,697)	86,102	(311)	(4,537)	298	(102,249)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	33,235	33,935	(700)	-	-	-
Net (loss) income from continuing operations	(53,932)	52,167	389	(4,537)	298	(102,249)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(184)	(184)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(54,116)	51,983	389	(4,537)	298	(102,249)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12,749	-	-	-	-	12,749
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(66,865)	$51,983	$389	$(4,537)	$298	$(114,998)

Adjusted EBITDA2	$110,470	$93,628	$986	$(1,327)	$39,817	$(22,634)

-MORE-

PAGE 13 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for fourth quarter of 2013, as well as full year 2013. This conference call is scheduled for Thursday, February 20, 2014 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-800-230-1085; international callers may dial direct (+1) 612-332-0107.

A replay of the conference call will be available from 12:00 p.m. EST February 20, 2014 until 11:59 p.m. EST February 22, 2014. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 316355. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 53 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3          Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”   In addition, certain reclassifications have been made associated with the transfer and consolidation of our syndication operations within Reach Media.  These reclassifications occurred between the Radio Broadcasting segment, the Reach Media segment and Corporate/Eliminations/Other.

4           For the three months ended December 31, 2013 and 2012, Radio One had 47,441,175 and 50,042,751 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the year ended December 31, 2013 and 2012, Radio One had 48,370,195 and 50,015,252 shares of common stock outstanding on a weighted average basis (basic), respectively.

5           For the three months ended December 31, 2013 and 2012, Radio One had 47,441,175 and 50,042,751 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the year ended December 31, 2013 and 2012, Radio One had 48,370,195 and 50,015,252 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.